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                                                                  Exhibit 99.1
  Press Release
       i-STAT TO RESUME DIRECT DISTRIBUTION OF ITS POINT-OF-CARE PRODUCTS

  EXCLUSIVE MARKETING AND DISTRIBUTION AGREEMENT WITH ABBOTT LABORATORIES WILL
         END ON DECEMBER 31, 2003 AT THE EXPIRATION OF THE INITIAL TERM

        EAST WINDSOR, NJ, July 25, 2002 -i-STAT Corporation (Nasdaq:STAT), a leading manufacturer of point-of-care diagnostic systems for blood analysis, announced today that on January 1, 2004, following the conclusion of its current marketing and distribution agreement with Abbott Laboratories, it will resume direct distribution of i-STAT products.


        William P. Moffitt, president and chief executive officer of i-STAT, said, "There is a profitable business with this alliance, and this decision will enable the Company to pursue that business. At the same time, we can assume continued customer satisfaction along with stability for our employees and suppliers. It is our belief that our direct distribution of i-STAT products is in the continuing best interests of our customers, employees and shareholders."

        "Both Abbott and i-STAT will work together to ensure a smooth transition in account management activities. Training, service and support for i-STAT products will continue to be performed by i-STAT, as has been the case throughout the term of this agreement. As a result, current high levels of service or support will continue, unabated", Moffitt went on.

        At the conclusion of this agreement, i-STAT will be obligated to make certain payments to Abbott which include a $5 million termination fee due in December 2003, payments for the reacquisition of inventory and certain other financial reconciliation items totaling approximately $10 million due early in 2004 and residual payments due at the end of each of 2004-2008 that we estimate will be an aggregate of $55 million, in total. The Company expects its cash and cash equivalents and future cash flows will be adequate to meet these obligations.

        i-STAT Corporation develops, manufactures and markets diagnostic products for blood analysis that provide health care professionals critical diagnostic information accurately and immediately at the point of patient care. Through the use of advanced semiconductor manufacturing technology, established principles of electrochemistry and state-of-the-art computer electronics, i-STAT developed the world's

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first hand-held automated blood analyzer capable of performing a panel of commonly ordered blood tests on two or three drops of blood in just two minutes at the patient's side.


        CERTAIN STATEMENTS IN THIS PRESS RELEASE MAY RELATE TO FUTURE EVENTS AND EXPECTATIONS AND AS SUCH CONSTITUTE "FORWARD-LOOKING STATEMENTS," WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE WORDS "BELIEVES," "ANTICIPATES," "PLANS," "EXPECTS," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS AND TO VARY SIGNIFICANTLY FROM REPORTING PERIOD TO REPORTING PERIOD. SUCH FACTORS INCLUDE, AMONG OTHERS, COMPETITION FROM EXISTING MANUFACTURERS AND MARKETERS OF BLOOD ANALYSIS PRODUCTS WHO HAVE GREATER RESOURCES THAN THE COMPANY, ECONOMIC AND GEOPOLITICAL CONDITIONS AFFECTING THE COMPANY'S TARGET MARKETS, ACTS OF TERRORISM, THE UNCERTAINTY OF NEW PRODUCT DEVELOPMENT INITIATIVES, THE ABILITY TO ATTRACT AND RETAIN KEY SCIENTIFIC, TECHNOLOGICAL AND MANAGEMENT PERSONNEL, DEPENDENCE UPON LIMITED SOURCES FOR PRODUCT MANUFACTURING COMPONENTS, UPON A SINGLE MANUFACTURING FACILITY AND UPON INNOVATIVE AND HIGHLY TECHNICAL MANUFACTURING TECHNIQUES, MARKET RESISTANCE TO NEW PRODUCTS AND POINT-OF-CARE BLOOD DIAGNOSIS, INCONSISTENCY IN CUSTOMER ORDER PATTERNS, DOMESTIC AND INTERNATIONAL REGULATORY CONSTRAINTS, UNCERTAINTIES OF INTERNATIONAL TRADE, PENDING AND POTENTIAL DISPUTES CONCERNING OWNERSHIP OF INTELLECTUAL PROPERTY, AVAILABILITY OF CAPITAL UPON FAVORABLE TERMS AND DEPENDENCE UPON AND CONTRACTUAL RELATIONSHIPS WITH STRATEGIC PARTNERS, PARTICULARLY ABBOTT LABORATORIES. IN ADDITION, THE COMPANY'S DECISION TO END ITS ALLIANCE WITH ABBOTT LABORATORIES AND RESUME DIRECT DISTRIBUTION OF ITS PRODUCTS INVOLVES ADDITIONAL RISKS AND UNCERTAINTIES THAT ARE DIFFICULT TO QUANTIFY AT THIS TIME. FOR EXAMPLE THE COMPANY MAY INCUR COSTS OR RECOGNIZE REVENUES IN CONNECTION WITH RESUMING DIRECT DISTRIBUTION THAT ARE GREATER OR LESSER, RESPECTIVELY, THAN ANTICIPATED. SEE ADDITIONAL DISCUSSION UNDER "FACTORS THAT MAY AFFECT FUTURE RESULTS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AND OTHER FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.